The Coastal Corporation                                       The Energy People






                                           March 26, 1999



Dear Fellow Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of The Coastal Corporation to be held on May 6, 1999, at the Renaissance Houston Hotel, Greenway Plaza, Houston, Texas, at 10:00 a.m. Your Board of Directors and executive officers look forward to personally greeting those stockholders able to attend.

         The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

         It is important that your shares be represented at the meeting. Would you please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.






                                              DAVID A. ARLEDGE
                                      --------------------------------
                                              David A. Arledge
                                      Chairman of the Board, President
                                        and Chief Executive Officer






COASTAL TOWER
NINE GREENWAY PLAZA
HOUSTON, TEXAS 77046-0995

                             THE COASTAL CORPORATION
                                  Coastal Tower
                               Nine Greenway Plaza
                            Houston, Texas 77046-0995

                NOTICE OF THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1999

To the Stockholders of The Coastal Corporation:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of The Coastal Corporation ("Coastal" or the "Company") will be held at 10:00 a.m. on May 6, 1999, at the Renaissance Houston Hotel, Greenway Plaza, Houston, Texas, for the following purposes:

         (1) To elect three Class I directors to terms of office expiring at the year 2002 Annual Meeting of Stockholders;

         (2) To approve an increase in the authorized shares of Common Stock from 250 million shares to 500 million shares; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, it will be appreciated if you would sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

         The Board of Directors has fixed the close of business on March 10, 1999 as the record date for the determination of holders of Common Stock, Class A Common Stock, $1.19 Cumulative Convertible Preferred Stock, Series A, $1.83 Cumulative Convertible Preferred Stock, Series B, and $5.00 Cumulative Convertible Preferred Stock, Series C, entitled to notice of, and to vote at, the Annual Meeting.

                                         By Order of the Board of Directors,

                                                 AUSTIN M. O'TOOLE
                                         -----------------------------------
                                                 Austin M. O'Toole
                                         Senior Vice President and Secretary

March 26, 1999

                             YOUR VOTE IS IMPORTANT

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS


                                                                           Page

Stock Ownership...........................................................   2
Proposal 1 - Election of Directors........................................   3
Information Regarding Directors...........................................   4
      Committees and Meetings.............................................   5
      Compensation of Directors...........................................   6
      Stock Ownership Guideline for Directors.............................   7
Corporate Governance......................................................   7
Executive Compensation....................................................   8
      Summary of Cash and Certain Other Compensation......................   8
      Stock Options.......................................................   9
      Option/SAR Exercises and Holdings...................................  10
Compensation and Executive Development Committee Report on Executive
      Compensation........................................................  10
Pension Plan Table........................................................  13
Performance Graph - Shareholder Return on Common Stock....................  14
Transactions with Officers and Directors..................................  14
Proposal 2 - Proposal to Increase the Authorized Shares of Common Stock...  15
Vote Required for Approval................................................  15
Compliance with Section 16(a) of the Exchange Act.........................  15
Independent Auditors......................................................  15
Stockholder Proposals.....................................................  16
Other Matters.............................................................  16
Availability of Form 10-K Annual Report ..................................  16


                                       (i)

                             THE COASTAL CORPORATION

                                 PROXY STATEMENT

      The enclosed proxy is being solicited by the Board of Directors of The Coastal Corporation ("Coastal" or the "Company"), Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, telephone number (713) 877-1400, for use at the 1999 Annual Meeting of Stockholders to be held at 10:00 a.m. on May 6, 1999, at the Renaissance Houston Hotel, Greenway Plaza, Houston, Texas, or any adjournments thereof. Certain directors, officers and employees of the Company will solicit proxies by telephone, telegram, mail or personal contact at the Company's expense. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $6,000 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy material at the Company's expense to their principals. This proxy statement is being mailed on or about March 26, 1999 to stockholders of record on March 10, 1999.

      The purpose of the Meeting is for the stockholders of the Company (1) to elect three Class I directors to terms of office expiring at the year 2002 Annual Meeting of Stockholders; (2) to approve an increase in the authorized shares of Common Stock from 250 million shares to 500 million shares; and (3) to transact such other business as may properly come before the Meeting or any adjournments thereof.

      The total number of shares of stock of the Company outstanding and entitled to vote at the Meeting is 212,982,503 consisting of: 55,809 shares of $1.19 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), 60,696 shares of $1.83 Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), and 27,714 shares of $5.00 Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are referred to herein collectively as the "Preferred Stock"), 212,486,660 shares of Common Stock, and 351,624 shares of Class A Common Stock. Each share of Common Stock or Preferred Stock entitles the holder to one vote with respect to all matters to come before the Meeting and all of such shares will vote together as a single class. Except with respect to the election of one of the three Class I directors, each share of Class A Common Stock entitles the holder to 100 votes with respect to all matters to come before the Meeting, voting with the Common Stock and the Preferred Stock. In the election of directors, the Class A Common Stock will vote, together as a class with the Common Stock and Preferred Stock, for the election of two of the three Class I directors standing for election. The Common Stock and Preferred Stock will vote together as a class for the election of one of the Class I directors standing for election and the holders of shares of Class A Common Stock will have no vote in the election of this director. Only holders of voting securities of record at the close of business on March 10, 1999 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. Management knows of no person that owns beneficially more than five percent (5%) of the outstanding shares of any class of voting securities of the Company, other than as set forth below under "Stock Ownership." The aggregate of all shares entitled to vote at the meeting have 247,793,279 votes. A quorum consists of a majority of the votes entitled to be cast, or 123,896,640 votes.

      The Annual Report of the Company for the year ended December 31, 1998, including financial statements, is being mailed on or about March 26, 1999, together with this Proxy Statement to all stockholders of record as of March 10, 1999, except for accounts where the stockholder has filed a written request to eliminate duplicate reports. Additional copies of the Annual Report are available without charge, upon request. See "Availability of Form 10-K Annual Report."

      Each properly executed proxy received at or before the Meeting on May 6, 1999 will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as Class I directors and FOR the proposal to increase the authorized shares of Common Stock. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is voted by giving written notice to the Secretary of the Company, or by a stockholder personally voting his or her shares at the Meeting, or by giving a later dated proxy.

                                 STOCK OWNERSHIP

      The following table sets forth information, as of March 10, 1999, with respect to each person known or believed by the Company to be the beneficial owner, who has or shares voting and/or investment power (other than as set forth below), of more than five percent (5%) of any class of its voting securities.

      Name and Address                                                                                 Percent (%)
     of Beneficial Owner                       Title of Class             Number of Shares            of Class <F1>
     -------------------                    --------------------          ----------------            ------------
O. S. Wyatt, Jr.                            Class A Common Stock               154,430  <F2>               43.6
Eight Greenway Plaza
Houston, Texas 77046-0995

Trustee/Custodian under the                     Common Stock                22,314,762  <F3>               10.4
Thrift Plan, ESOP and                       Class A Common Stock                56,147  <F3>               15.9
Pension Plan of Coastal
and its subsidiaries
Chase Bank of Texas, N.A.
600 Travis, 10th Floor
Houston, Texas  77002

FMR Corp.                                       Common Stock                14,750,948                      6.9
82 Devonshire Street
Boston, Massachusetts 02109

Mellon Bank Corporation                         Common Stock                11,837,286                      5.5
Mellon Bank Center
Pittsburgh, Pennsylvania  15258

Isabel H. Long                            Series A Preferred Stock              28,976                     51.9
485 S. Parkview Ave.,
Columbus, Ohio  43209-1075

The DeZurik Family                        Series C Preferred Stock              27,714  <F4>              100.0
c/o David DeZurik
777 S. Federal Hwy.
Pompano Beach, Florida 33062

----------
<F1>
Class includes shares represented by presently exercisable stock options held by directors and executive officers.

<F2>
Includes 7,207 shares of Class A Common Stock owned by the spouse of Mr. Wyatt, as to which shares beneficial ownership is disclaimed.

<F3>
The Trustee/Custodian is the record owner of these shares; and also is the record owner of 394 shares of the Series B Preferred Stock, each of which is convertible into 7.325 shares of Common Stock and 0.1 share of Class A Common Stock. Voting instructions are requested from each participant in the Thrift Plan and ESOP and from the trustees under the Pension Trust. Absent timely voting instructions, the Trustee is permitted to vote Thrift Plan and ESOP shares on any matter, but has no authority to vote Pension Plan shares. Nor does the Trustee/Custodian have any authority to dispose of shares except pursuant to instructions of the administrator of the Thrift Plan and ESOP or pursuant to instructions from the trustees under the Pension Trust.

<F4>
Members of the DeZurik family acquired the Series C Preferred Stock in connection with a 1972 Agreement of Merger involving the acquisition of Colorado Interstate Gas Company, a subsidiary of the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are twelve directors: four directors whose terms of office expire at the Annual Meeting; three directors whose terms of office expire at the 2000 Annual Meeting; and five directors whose terms of office expire at the 2001 Annual Meeting. Information regarding each of the incumbent directors is set forth herein under the headings "Information Regarding Directors," and "Executive Compensation." At the 1999 Annual Meeting, the stockholders will be asked to elect three Class I directors.

      The three nominees for Class I director, each of whom is presently serving in that capacity, and whose new terms would expire at the year 2002 Annual Meeting of Stockholders, are: John M. Bissell, Harold Burrow and Jerome S. Katzin. Roy D. Chapin, Jr., a Class I director who has served since 1988, has chosen not to stand for re-election.

      The holders of Common Stock, voting as a class with the Preferred Stock, are entitled to elect one of the Company's directors standing for election at the Annual Meeting. Mr. Burrow has been nominated by the Nominating Committee of the Board of Directors to stand for election by the holders of Common Stock and Preferred Stock at the Annual Meeting. Each share of Common Stock and Preferred Stock has one vote for the election of this director. All directors and executive officers as a group own shares representing 2.7% of the votes entitled to be cast for the election of Mr. Burrow.

      The holders of Common Stock, Preferred Stock and Class A Common Stock, voting together as a class, are entitled to elect the remaining directors standing for election. Messrs. Bissell and Katzin have been nominated by the Nominating Committee of the Board of Directors to stand for election by the holders of Common Stock, Preferred Stock and Class A Common Stock at the Annual Meeting. Each share of Common Stock or Preferred Stock has one vote for the election of these two directors. Each share of Class A Common Stock has 100 votes for the election of these two directors. Holders of Class A Common Stock entitled to vote at the Meeting have 35,162,400 votes of a total of 247,793,279 votes, or 14.2% of the votes entitled to be cast. All directors and executive officers as a group own shares representing 9.7% of the votes entitled to be cast for the election of Messrs. Bissell and Katzin.

      If any nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person, if any, designated by the Nominating Committee of the Board of Directors.

      The enclosed form of proxy provides a means for stockholders to vote for the election of the Class I directors listed above, to withhold authority to vote for one or more of such directors, or to withhold authority to vote for all of such directors. Unless a stockholder who withholds authority votes for the election of one or more other persons at the Meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors, assuming that a quorum (a majority of the votes entitled to be cast), is present at the Meeting.

                         INFORMATION REGARDING DIRECTORS

      The following table sets forth information, as of March 10, 1999, regarding each of the current directors, including Class I directors standing for election, and all directors and executive officers as a group. Each director has furnished the information with respect to age, principal occupation and ownership of shares of stock of the Company. Messrs. Bissell, Burrow, Chapin and Katzin are Class I directors whose terms expire in 1999 (as stated above, Mr. Chapin has chosen not to stand for re-election); Messrs. Arledge, Brundrett and Wyatt are Class II directors whose terms expire in 2000; and Messrs. Cordes, Gates, Johnson, MacNeil and McDade are Class III directors whose terms expire in 2001.

                                                                                                  Number of Shares
   Name, (Age), Year          Offices with Coastal                                                  Beneficially        Percent (%)
 First Became Director     and/or Principal Occupation                    Title of Class              Owned<F1>         of Class*
-----------------------   ------------------------------                  --------------          ----------------      -----------
David A. Arledge          Chairman of the Board, President                Common Stock                 611,993
(54), 1988                and Chief Executive Officer of Coastal          Class A Common Stock           2,352

Harold Burrow             Retired; Vice Chairman of the Board             Common Stock                 280,593  <F2>
(84), 1973                of Coastal                                      Class A Common Stock          13,601               3.8

John M. Bissell           Chairman of the Board                           Common Stock                  11,593
(68), 1985                of Bissell Inc.                                 Class A Common Stock             -0-

George L. Brundrett, Jr.  Attorney                                        Common Stock                  13,318
(77), 1973                                                                Class A Common Stock           2,290

Roy D. Chapin, Jr.        Former Chairman and                             Common Stock                   7,840  <F2>
(83), 1988                Chief Executive Officer                         Class A Common Stock             -0-
                          of American Motors Corporation

James F. Cordes           Retired; former Executive Vice                  Common Stock                  23,066
(58), 1985                President of Coastal                            Class A Common Stock             -0-

Roy L. Gates              Ranching and Investments                        Common Stock                  12,423
(70), 1969                                                                Class A Common Stock           2,736

Kenneth O. Johnson        Senior Vice President of Coastal                Common Stock                  84,639
(78), 1988                                                                Class A Common Stock           9,604               2.7

Jerome S. Katzin          Retired Investment Banker                       Common Stock                  84,976  <F2>
(80), 1983                                                                Class A Common Stock             -0-

J. Carleton MacNeil, Jr.  Securities Brokerage and Investments            Common Stock                   3,116
(65), 1997                                                                Class A Common Stock             -0-

Thomas R. McDade          Senior Partner, Law Firm of McDade,             Common Stock                  13,772  <F2>
(66), 1993                Fogler, Maines & Lohse L.L.P., Houston          Class A Common Stock             -0-

O. S. Wyatt, Jr.          Retired; Chairman of the Executive              Common Stock               4,852,384  <F2>         2.3
(74), 1955                Committee of Coastal                            Class A Common Stock         154,430  <F2>        43.6

All directors and executive officers as a group                           Common Stock               7,011,635  <F3>         3.3
(32 persons, including the above)                                         Class A Common Stock         186,301  <F3>        52.6

                        (See footnotes on following page)

      * Less than one percent unless otherwise indicated. Class includes outstanding shares and presently exercisable stock options held by directors and executive officers. Excluding presently exercisable stock options, directors and executive officers as a group would own 184,021 shares of Class A Common Stock, which would constitute 52.0% of the shares of such class.

                                        4



<F1>
Except for the shares referred to in Notes 2 and 3 below, and the shares represented by presently exercisable stock options, the holders are believed by Coastal to have sole voting and investment power as to the shares indicated. Amounts include shares in Coastal ESOP and Thrift Plan, and presently exercisable stock options to purchase (i) shares of Common Stock held by Messrs. Arledge 565,746, Burrow 1,338, Bissell 1,370, Brundrett 1,208, Chapin 1,340, Cordes 1,338, Gates 1,338, Johnson 7,696, Katzin 1,370, MacNeil 1,116, McDade 1,272 and Wyatt 1,316, and (ii) shares of Class A Common Stock held by Mr. Arledge 2,280.

<F2>
Includes shares owned by the spouse of Mr. Burrow (10,000 shares of Common Stock), by the spouse of Mr. Chapin (2,000 shares of Common Stock), by the spouse of Mr. Katzin (1,856 shares of Common Stock), by the spouse of Mr. McDade (2,000 shares of Common Stock) and by the spouse and a son of Mr. Wyatt (539,491 shares of Common Stock and 7,207 shares of Class A Common Stock), as to which shares beneficial ownership is disclaimed.

<F3>
Includes presently exercisable stock options to purchase 1,288,574 shares of Common Stock and 2,280 shares of Class A Common Stock; also includes 569,825 shares of Common Stock and 7,207 shares of Class A Common Stock owned by spouses and/or children, as to which shares beneficial ownership is disclaimed. In addition, one executive officer owns 8 shares of Series B Preferred Stock, each of which is convertible into 7.325 shares of Common Stock and 0.1 share of Class A Common Stock.

      No incumbent director is related by blood, marriage or adoption to another director or to any executive officer of the Company or its subsidiaries or affiliates.

      Except as hereafter indicated, the above table includes the principal occupation of each of the directors during the past five years. The listed executive officers have held various executive positions with Coastal during the five-year period.

      Mr. Cordes is a member of the Board of Directors of Comerica Inc.

      Mr. Katzin is a member of the Board of Directors of Qualcomm Incorporated.

      Messrs. Arledge and Burrow are directors of Colorado Interstate Gas Company and ANR Pipeline Company. Both of these subsidiaries of the Company are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Committees and Meetings

      The Company's Board of Directors has an Executive Committee which consists of Messrs. Wyatt (Chairman), Arledge, Burrow and Cordes which has general authority to act in the management and business affairs of the Company when the full Board of Directors is not in session, except for the review of capital expenditures in excess of $15,000,000.

      As permitted by the General Corporation Law of the State of Delaware and the Company's By-Laws, the Board of Directors and the Executive Committee took various corporate actions during 1998 by means of unanimous written consent. These actions included approval or review of certain capital expenditures, credit arrangements, corporate guarantees, elections of officers, establishment of bank accounts and similar authorizations.

      During 1998, the Board of Directors held 9 regular meetings and 3 special meetings. The Executive Committee held 4 meetings and approved 95 matters by unanimous consent action.

      The Company also has an Audit Committee consisting of Messrs. Katzin (Chairman), Bissell and Gates which meets periodically to review the results of operations of the Company with members of the Company's staff who are responsible for accounting matters and from time to time with the Company's independent auditors, Deloitte & Touche LLP. During 1998, the Audit Committee met 8 times.

      In addition, the Company has a Compensation and Executive Development Committee which consists of Messrs. Bissell (Chairman), Chapin and Katzin which meets from time to time to review compensation, stock option awards and other matters concerning remuneration of employees of the Company. During 1998, the Compensation and Executive Development Committee met 2 times and also approved 27 matters by unanimous consent action.

      The Company also has a Nominating Committee consisting entirely of independent directors, namely John M. Bissell, Roy D. Chapin, Jr., J. Carlton MacNeil, Jr. and Jerome S. Katzin. The Nominating Committee met 3 times and approved one unanimous consent action in 1998. The Committee will consider nominations recommended by stockholders upon submission in writing to the Secretary of the Company the name of any nominee, together with the qualifications for service as a director of the Company.

      Each incumbent director attended a minimum of 75% of the aggregate of (i) the 1998 meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served, except Mr. Chapin who attended 71% of such meetings. Nine directors attended 100% of such meetings. Attendance of all directors at such meetings averaged 95%.

Compensation of Directors

      There is a limitation of $60,000 per annum on cash fees paid by Coastal to any non-management director. Messrs. Arledge and Johnson, as members of management of the Company, receive no fees for services as directors. Each remaining director received directors' fees at the annual rate of $24,000 for services as a director; Messrs. Wyatt, Burrow and Cordes each received fees at the annual rate of $24,000 for services as members of the Executive Committee; Messrs. Bissell, Katzin and Gates each received fees of $24,000 for services as members of the Audit Committee; Messrs. Bissell and Katzin each received fees of $12,000 for services as members of the Compensation and Executive Development Committee. Mr. Chapin received fees of $15,000 for services as a member of the Compensation and Executive Development Committee. Messrs. Chapin and MacNeil each received fees at the rate of $10,000 per annum for services as members of the Nominating Committee.

      Mr. Burrow retired effective December 31, 1995 and entered into consulting agreements with Colorado Interstate Gas Company and ANR Pipeline Company pursuant to which he received consulting fees in the aggregate of $60,000 in 1998. He also received aggregate fees of $48,000 as a director and member of the Executive Committee of Coastal, fees of $18,000 as a director of Colorado Interstate Gas Company, fees of $24,000 as a director of ANR Pipeline Company and fees of $12,000 as a director of Coastal Oil & Gas Corporation. The Company is providing Mr. Burrow with appropriate office space and administrative support.

      Upon his retirement as an officer and employee of the Company on July 15, 1997, Mr. Wyatt entered into a five-year renewable Agreement for Consulting Services with the Company under which he agrees to devote 50% of his time on a consultive basis to Company matters as requested by the chief executive officer of the Company. The agreement provides for compensation of Mr. Wyatt at the rate of $35,500 per month. The agreement also contains standard confidentiality and non-competition provisions. During the period of the agreement, the Company is providing Mr. Wyatt with appropriate office space, administrative support and the use of Company aircraft on Company business.

      Under the Company's Deferred Compensation Plan approved by the Board of Directors, directors are permitted to defer receipt of their fees with the amount of the deferred fees converted into phantom shares of Common Stock of the Company based on the market price of such shares on the quarterly dates on which fees are earned. On the date of termination as a director, the phantom shares are converted into cash based on the then-market price of the shares and distributed in accordance with the directors election. In addition, each director who elects to defer receipt of his fees in this manner receives a stock option to purchase an equivalent number of shares as the phantom shares. The options vest over a three-year period and expire at the end of five years. Messrs. Bissell, Burrow, Chapin, Cordes, Katzin, MacNeil, McDade and Wyatt have elected to defer receipt of their directors' fees in accordance with the provisions of the Plan.

      On June 5, 1997, the Board of Directors adopted the "1997 Directors Stock Plan" pursuant to which each director who is not an employee of the Company will receive annually a stock option to purchase the number of whole shares of Common Stock of the Company which have an equivalent value of $25,000 on the date of grant. Options are granted at 100% of the fair market value of the Common Stock on the date of grant, vest over a three-year period and expire at the earliest of five years from the date of grant, three years after retirement, or one year after death. In accordance with the Plan, Messrs. Bissell, Brundrett, Burrow, Chapin, Cordes, Gates, Katzin, MacNeil, McDade and Wyatt each received options on May 7, 1998 to purchase 2,508 shares, adjusted for the 2-for-1 stock split distributed July 1, 1998.

      Mr. McDade's firm received fees in the amount of $338,840 for legal services rendered to the Company in 1998; and is receiving a retainer of $240,000 for legal services rendered and to be rendered in 1999.

Stock Ownership Guideline for Directors

      The Board of Directors has adopted a stock ownership guideline for directors. Under the guideline, each director is expected to own a minimum number of shares of Common Stock of the Company within five years, based on the number of shares of Common Stock having a market value of $100,000 or, if greater, three times the annual cash compensation (including deferred compensation) the director is receiving for serving as a director.

                              CORPORATE GOVERNANCE

      The Board of Directors presently consists of twelve members, of whom ten are outside directors, including several former officers and employees of the Company. The Board also has one non-voting director emeritus. Each of the outside directors, in the opinion of the Board, is independent of management and free of any relationship that would interfere with the exercise of independent judgment. The Board is committed to a policy of having a majority of its directors as "independent directors." Since 1988, no insider (i.e., officer or employee) has been elected to the Board of Directors.

      Consistent with the personnel policy of the Company which requires equal treatment regardless of race, color, religion, sex, age, national origin, physical handicap or veteran status, the Board of Directors is also committed to a strong and diverse Board membership. Acting through its Nominating Committee, it is engaged in a careful process to identify individuals who can best contribute to the Company's continued success and the best interest of its stockholders. As part of that process, the Board and the Nominating Committee will continue to take all reasonable steps to identify and consider for Board membership all candidates, including women and minorities, who satisfy the needs of the Company at the time of election.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth information for the fiscal years ended December 31, 1998, 1997 and 1996 as to cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its four other most highly compensated executive officers (the "Named Executive Officers").

                           Summary Compensation Table

                                                                            Long Term Compensation
                                                                          --------------------------
                                     Annual Compensation<F1>                Awards           Payouts
                             -------------------------------------        ----------         -------
                                                                          Securities                          All Other
                                                                          Underlying          LTIP             Compen-
Name and                                                                   Options/          Payouts           sation
Principal Position           Year       Salary ($)    Bonus ($)<F2>       SARs (#)<F3>         ($)              $<F4>
---------------------        ----       ----------    ------------        ----------         -------          ---------
David A. Arledge,            1998         722,527         400,000           100,000           None              57,802
Chairman of the Board,       1997         722,527         400,000           100,000             "               57,802
President and CEO            1996         707,194         300,000           300,000             "               56,576

Coby C. Hesse,               1998         353,597         140,000            70,000           None              28,288
Executive V.P. -             1997         297,213         140,000            60,000             "               23,777
Administration               1996         254,973         120,000            30,000             "               20,349

James A. King,               1998         362,030         115,000            30,000           None              21,513
Executive V.P. -             1997         343,823          90,000            20,000             "               17,138
Refining                     1996         343,823          80,000            20,000             "               13,572

Jeffrey A. Connelly          1998         314,884         120,000            50,000           None              25,191
Senior V.P. - Natural        1997         300,893         120,000            40,000             "               24,071
Gas                          1996         288,014         100,000            20,000             "               23,041

Carl A. Corrallo             1998         309,901         100,000            50,000           None              24,792
Senior V.P. and              1997         297,635         100,000            40,000             "               23,811
General Counsel              1996         281,536          90,000            20,000             "               22,523

------------------------
<F1>
Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of annual salary and bonus for any named individual.

<F2>
Bonuses are based on the following factors: the individual's position; the individual's responsibility; and the individual's ability to impact the Company's financial success. See Committee Report on page 10.

<F3>
Adjusted for the 2-for-1 stock split distributed July 1, 1998. The options do not carry any stock appreciation rights.

<F4>
All Other Compensation for 1998 consists of: (i) Company contributions to the Coastal Thrift Plan (David A. Arledge $12,800; Coby C. Hesse $12,800; James A. King $9,600; Jeffrey A. Connelly $12,800 and Carl A. Corrallo $12,800); (ii) certain payments in lieu of Thrift Plan contributions (David A. Arledge $45,002; Coby C. Hesse $15,488; James A. King $11,913; Jeffrey A. Connelly $12,391; and Carl A. Corrallo $11,992); these latter payments are made to all employees of the Company and its subsidiaries who participate in the Thrift Plan who must discontinue their Thrift Plan participation due to federal statutory limits.

Stock Options

      The following table sets forth information with respect to stock options granted on March 19, 1998 for the fiscal year ended December 31, 1998 to the Named Executive Officers.

                  Option/SAR Grants in Last Fiscal Year (1998)

                                Number of       Percent of Total
                               Securities         Options/SARs
                               Underlying          Granted to          Exercise                      Grant Date
                              Options/SARs        Employees in           Price       Expiration        Present
           Name              Granted<F1><F2>     Fiscal Year<F3>       ($/Sh)<F1>       Date         Value ($)<F4>
-----------------------      --------------     ---------------        ---------     ----------      ------------
David A. Arledge                  100,000               4.88             32.75           3/18/08      1,277,250

Coby C. Hesse                     70,000                3.42             32.75           3/18/08        894,075

James A. King                     30,000                1.47             32.75           3/18/08        383,175

Jeffrey A. Connelly               50,000                2.44             32.75           3/18/08        638,625

Carl A. Corrallo                  50,000                2.44             32.75           3/18/08        638,625

---------------------
<F1>
Adjusted for the 2-for-1 stock split distributed July 1, 1998.

<F2>
Options expire ten years from the date of issuance and are granted at the fair market value of the Common Stock of the Company on the date of grant. Options vest cumulatively at a rate of 15% of the option shares on the first anniversary date of the date of grant, 20% on each of the second, third and fourth anniversary dates and 25% on the fifth anniversary date.

<F3>
The options do not carry any stock appreciation rights.

<F4>
Calculated at $12.7725 per share based on the Black-Scholes option pricing model expressed as a ratio .39 x exercise price x number of shares. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions that include (i) a stock price volatility of .2241, calculated using monthly stock prices for the three years prior to the grant date, (ii) an interest rate of 5.57%, (iii) a dividend yield of 0.611% and (iv) an expected option holding period of eight years. The Securities and Exchange Commission ("S.E.C.") requires disclosure of the potential realizable value or present value of each grant. The Company's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation.

Option/SAR Exercises and Holdings

      The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the fiscal year ("FY") ended December 31, 1998.

               Aggregated Option/SAR Exercises In Last Fiscal Year
                       And FY-End Option/SAR Values (1998)

                                                                           Number of
                                                                          Securities              Value of
                                                                          Underlying             Unexercised
                                                                          Unexercised           In-the-Money
                                                                         Options/SARs           Options/SARs
                                                                         at FY-End (#)        at FY-End ($)<F1>

                           Shares Acquired                               Exercisable/           Exercisable/
        Name               on Exercise (#)      Value Realized ($)       Unexercisable          Unexercisable
-------------------        ---------------      ------------------    ------------------   ------------------------
David A. Arledge               -0-                     -0-            451,746  / 499,000   8,804,969  /  6,758,795
Coby C. Hesse                  12,000                 498,540          85,000  / 167,000   1,687,570  /  1,617,730
James A. King                  -0-                     -0-             75,000  /  75,000   1,577,890  /    961,810
Jeffrey A. Connelly            21,000                 371,700          59,400  / 113,600   1,177,270  /  1,057,080
Carl A. Corrallo                6,000                 242,514          89,000  / 116,000   1,769,120  /  1,106,880

------------------
<F1>
$-based on the market price of $35.00 at December 31, 1998.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      The following report has been provided by The Coastal Corporation's Compensation and Executive Development Committee (the "Committee") of the Board of Directors in accordance with current S.E.C. proxy statement disclosure requirements. The current members of the Committee include John M. Bissell (Chairman), Roy D. Chapin, Jr., and Jerome S. Katzin.

      This material states Coastal's current overall compensation philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as information on the Company's 1998 pay levels for the CEO.

Overall Objectives of the Executive Compensation Program

      The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

      In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive pay that varies based on corporate and individual performance.

      To accomplish these objectives, the Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives (i.e., stock options). Certain other executive benefits are also provided. The following sections describe the Company's plans by element of compensation and discuss how each component relates to the Company's overall compensation philosophy.

      In reviewing this information, reference is often made to the use of competitive market data as criteria for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program for planned levels of performance. Actual total compensation rates in 1998 in aggregate were slightly above the targeted level because of larger stock option grants to reward consistent achievement of aggressive growth targets. (However, the Company's competitive pay posture varies by pay element, as described below.) Several market data sources are used by the Company, including energy industry norms for selected publicly traded peer companies, as reflected in these companies' proxy statements. There is no effort made to assess how the Company's executive pay levels compare to the levels of pay provided by the companies in Value Line's Diversified Natural Gas Group which is used in Coastal's total shareholder return graph since these companies vary significantly in size and scope of operations. In addition, we utilize published survey data and data obtained from independent consultants that are for general industry companies similar in size (i.e., revenues) to the Company. The published surveys include data on over 50 companies of comparable size to the Company, as measured by revenues. Greater emphasis is placed on the published data and data obtained from consultants than on the data for proxy peers, since the published data and consulting data are reflective of company size.

Base Salary Program

      The Company's base salary philosophy is to provide base pay levels that fall between the market 50th and 75th percentiles. The Company periodically reviews its executive pay levels to assure consistency with the external market. Generally, the Company's actual base salary levels for 1998 for executives as a group were consistent with the targeted percentiles. We believe it is crucial to provide strongly competitive salaries over time in order to attract and retain executives who are highly talented and capable of creating added stockholder value.

      Annual salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels, and the Company's overall financial results. The Company reviews performance qualitatively considering total shareholder returns, the level of earnings, return on equity, return on total capital and individual business unit performance. These criteria are assessed qualitatively and are not weighted. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

Annual Bonus Plan

      The Company's Annual Bonus Plan is intended to (1) reward key employees based on company/business unit and individual performance; (2) motivate key employees; and (3) provide competitive cash compensation opportunities to plan participants. Under the plan, target award opportunities vary by individual position and are expressed as a percent of base salary. The individual target award opportunities, which are slightly below market median levels, are then aggregated into a total target pool which is adjusted as described below. The amount a particular executive may earn is directly dependent on the individual's position, responsibility, and ability to impact our financial success.

      The actual bonus pool is established each year by modifying the target pool based on the Company's overall performance against measures established by the Committee. In fiscal year 1998, the key performance measure considered was earnings before interest and taxes ("EBlT") against plan. This measure was weighted 50% of the total bonus program. In 1998 the Company's EBlT performance was slightly below target, resulting in the EBlT portion of the bonus paid being slightly below target. The remaining 50% of the annual bonus opportunity in 1998 is a discretionary annual bonus pool. As a result, no formula performance measures were used in establishing the size of awards under this portion of the plan. However, in establishing the size of the discretionary bonus pool, the Committee considered the Company's return on equity relative to industry peers (using selected peers from among Value Line's Diversified Natural Gas Group included in the shareholder return graph), return on total capital compared to this selected group of industry peers, the EBlT performance of each business unit, progress made toward improving the Company's operational and financial performance, and the need to reward unique individual contributions. These measures were not formally weighted by the Committee. The size of the discretionary bonus pool element was established slightly below target by the Committee, in spite of the fact that the Company's return on equity and return on total capital levels were actually significantly above the peer group average. The Committee established the pool slightly below target in light of declining commodity prices. As a result, actual bonus payments for 1998 were slightly below target and median market levels.

      Individual awards from the established bonus pool are recommended by senior management, with advice and consent from the Committee. Individual awards from the pool are based on business unit and individual employee performance, future potential, and competitive considerations. All individual performance assessments are conducted in a non-formula fashion without specific goal weightings. The total bonus awards made may not exceed the amount of funds in the bonus pool.

Long-Term Incentive Plan

      The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to our shareholders. While the Company's LTIP allows the Committee to use a variety of long-term incentive devices, the Committee has relied solely on stock option awards to provide long-term incentive opportunities in recent years.

      Stock options align the interests of employees and shareholders by providing value to the executive through stock price appreciation only. All stock options have a ten-year term before expiration and the most recent grants are fully exercisable within 5 years of the grant date.

      Stock options were granted to certain of the Named Executive Officers in 1998 and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. As in past years, the number of shares actually granted to a particular participant is also based on the Company's financial success, its future business plans, and the individual's position and level of responsibility within the Company. All of these factors are assessed subjectively and are not weighted. The number of stock options granted by the Company in 1998, overall, fell between market median and 75th percentile levels.

      The Committee believes stock options are an important part of the Company's total executive pay program, since employees only receive income from the options if the Company's share price rises.

1998 Chief Executive Officer Pay

      As previously described, the Committee considers several factors in developing an executive's compensation package. For the CEO, these include competitive market practices (consistent with the philosophy described for other executives), experience, achievement of strategic goals, and the financial success of the Company (considering the factors described under the annual bonus plan above).

      Mr. Arledge's annual salary was not adjusted in 1998, at his request. This leaves the CEO's base salary below the market median.

      Mr. Arledge's bonus for 1998 was $400,000, payable in 1999. This award was slightly below targeted levels (and below market median levels) since the Company's aggregate performance on the measures described in the annual bonus section of this report were slightly below the aggressive Company targets.

      In 1998, the Committee granted stock options for 100,000 shares (adjusted for the July 1, 1998 stock split) to Mr. Arledge in recognition of his performance and as an incentive to continue his efforts to increase shareholder value. These awards are tied to performance in that the executive only realizes income from stock options if the stock price rises. The grant is well below market median level for the executive position held by him.

$1 Million Pay Deductibility Cap

      Under Section 162(m) of the Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1 million. To address the $1 million pay deductibility cap issue, the Company's 1998 Incentive Stock Plan is structured so that stock option awards (which are intended to be the primary long-term incentive vehicle for the present time) qualify for an exemption from the $1 million pay deductibility limit.

      Also, at the present time, the CEO is the only executive whose base salary plus target bonus exceeds $1 million. In order to preserve the Company's tax deduction for base salary plus bonus for this individual, the Company has established a nonqualified deferred compensation program. Under this program, any annual incentive awards that bring cash compensation to a level over $1 million may be deferred so that payments occur after the individual is no longer a Named Executive Officer, thus preserving the deductibility of the pay for the Company.

                               Compensation and Executive Development Committee

                               John M. Bissell, Chairman
                               Roy D. Chapin, Jr.
                               Jerome S. Katzin

                               Pension Plan Table

      The Employee Retirement Income Security Act of 1974, as amended by subsequent legislation, limits the retirement benefits payable under the Company's tax-qualified Pension Plan. Where this occurs, the Company provides additional nonqualified retirement benefits under the Company Replacement Pension Plan. These benefits, plus payments under the Pension Plan, will not exceed the maximum amount which the Company would have been required to provide under the Pension Plan before application of the legislative limitations. The following table shows for illustration purposes the estimated annual benefits payable currently under the Pension Plan and the Company's Replacement Pension Plan upon retirement at age 65 based on the five years final average pay and the years of credited service indicated.

                                                              Years of Credited Service
      5-Year Final                     --------------------------------------------------------------------
      Average Pay                      15 Years       20 Years        25 Years       30 Years      35 Years
      ------------                     --------       --------        --------       --------      --------
      $    125,000.................  $   33,793      $  45,057      $   56,322      $  67,586     $  66,762
           150,000.................      41,293         55,057          68,822         82,586        81,762
           175,000.................      48,793         65,057          81,322         97,586        96,762
           200,000.................      56,293         75,057          93,822        112,586       111,762
           225,000.................      63,793         85,057         106,322        127,586       126,762
           250,000.................      71,293         95,057         118,822        142,586       141,762
           300,000.................      86,293        115,057         143,822        172,586       171,762
           350,000.................     101,293        135,057         168,822        202,586       201,762
           400,000.................     116,293        155,057         193,822        232,586       231,762
           450,000.................     131,293        175,057         218,822        262,586       261,762
           500,000.................     146,293        195,057         243,822        292,586       291,762
           600,000.................     146,293        195,057         243,822        292,586       291,762
           700,000.................     146,293        195,057         243,822        292,586       291,762
           800,000.................     146,293        195,057         243,822        292,586       291,762
           900,000.................     146,293        195,057         243,822        292,586       291,762

(A)  Compensation covered under the Pension Plan and the Replacement
     Pension Plan, including the compensation of the individuals listed in the Summary Compensation Table, generally includes only base salary and was limited to a maximum of $160,000 for 1997 and $150,000 for the three prior years. During 1997 the Board of Directors amended the Company's Replacement Pension Plan to include compensation (generally base salary only) of up to $500,000 (indexed for inflation) on a prospective basis in the five year average compensation used to calculate benefits. The individuals named in the Summary Compensation Table had the following current compensation (i.e., five-year average compensation) covered by the Plans (which is not necessarily indicative of their final pension amount): Mr. Arledge - $222,000; Mr. Hesse - $192,719; Mr. King - $194,406; Mr. Connelly -
     $184,977 and Mr. Corrallo - $183,980.

(B) At December 31, 1998 the individuals named in the Summary Compensation Table had the following years of credited service: Mr. Arledge - 18; Mr. Hesse - 12; Mr. King - 6; Mr. Connelly - 31 and Mr. Corrallo - 12.


                                       13




(C) The normal form of retirement income is a straight life annuity. The calculation of benefits payable under the Pension Plan includes an offset of 1.5% of applicable monthly social security benefits multiplied by the number of years of credited service (up to 33-1/3 years).

             PERFORMANCE GRAPH - SHAREHOLDER RETURN ON COMMON STOCK

                                    [GRAPH]

                           Five-Year Cumulative Values
                             $100 Invested 12/31/93
                              Dividends Reinvested
                                DOLLAR VALUE OF $100 INVESTMENT AT DECEMBER 31,
                    -----------------------------------------------------------------
                     1993        1994        1995        1996        1997        1998
                     ----        ----        ----        ----        ----        ----
The Company         $ 100       $  93       $ 134       $ 177       $ 225       $ 256
S&P 500               100         101         139         171         229         294
Index<F1><F2>         100          92         145         173         182         166

<F1>
Value Line's Diversified Natural Gas Group - the Performance Graph reflects total shareholder returns weighted to reflect the market capitalizations of the peer companies. This peer group is comprised of: Cabot, Columbia Gas, Consolidated Nat'l Gas, Devon Energy, Dynegy, Inc., Eastern Enterprises, El Paso Nat'l Gas, Enron, Equitable Resources, KN Energy, Mitchell Energy, National Fuels Gas, Questar, Seagull Energy, Sonat, Southwestern Energy, Union Pacific, Vintage Petroleum and Williams' Co's.

<F2>
Coastal is excluded from the Index.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

      In 1987, Coastal Mart, Inc. ("Coastal Mart"), a subsidiary of the Company, entered into a ten-year lease/purchase agreement with Pester Marketing Company ("Pester Marketing") for 220 gasoline service stations (subsequently reduced to 182 stations through disposition of assets) located in the midwestern region of the United States. Jack Pester, a principal stockholder and Chief Executive Officer of Pester Marketing, subsequently became an employee, officer and director of Coastal Mart and was elected a Senior Vice President of the Company. Mr. Pester is no longer active in the management of Pester Marketing, and his stock interest in that company has been placed in trust. In 1994, the lease transaction was terminated pursuant to an agreement under which Coastal Mart acquired ownership of and title to 175 of the gasoline service stations and Pester Marketing retained the seven remaining stations. During 1998, the Company and/or its subsidiaries sold approximately 15.6 million gallons of gasoline to Pester Marketing at prevailing market prices totaling approximately $8.42 million.

     During 1998, Company subsidiaries sold a total of approximately 5.8 million gallons of jet fuel to Laker Airways, Inc. ("Laker") and L. B. Limited, a charter airline, at prevailing market prices totaling approximately $3.4 million. O. S. Wyatt, Jr. owned approximately 51% of the stock of Laker which he disposed of in 1997; and he owns approximately one-third of the shares of L. B. Limited. A balance of approximately $2.1 million of Laker indebtedness to Coastal is guaranteed by Mr. Wyatt.

                         PROPOSAL 2 - BOARD OF DIRECTORS
             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Company's Board of Directors has unanimously approved a proposal to increase the number of authorized shares of Common Stock from 250 million shares to 500 million shares.

      The Company's authorized capital stock consists of 250,000,000 shares of Common Stock 2,700,000 shares of Class A Common Stock and 50,000,000 shares of Preferred Stock. The Board of Directors is authorized to approve the issuance of shares of Preferred Stock in one or more series and to fix the dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series.

      As of March 10, 1999 there were issued and outstanding 212,486,660 shares of common stock of the Company, and 14,730,121 shares were reserved for issuance upon conversion of shares of Class A Common Stock, Series A, B and C Preferred Stock and upon the exercise of executive stock options.

      The shares of Common Stock are listed on the New York Stock Exchange and on the London, Amsterdam, Dusseldorf, Frankfort, Hamburg and Munich Stock Exchanges and the shares of Series A and Series B Preferred Stock are listed on the New York Stock Exchange.

      At this time, the Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of Common Stock. Nevertheless, the Board of Directors believes that it is prudent to have available additional shares of Common Stock for such purposes as it may deem necessary and advisable (which could have a dilutive effect on shares held by existing stockholders) including equity financings, acquisitions, stock splits, and benefit plans.

      If the proposed amendment is approved, additional shares of Common Stock may be issued for proper purposes without further stockholder approval, except as such approval may be required by law or the rules of the New York Stock Exchange.

                           VOTE REQUIRED FOR APPROVAL

      Directors will be elected by a majority of the votes cast. Any shares not voted in the election of directors (by abstention, broker non-vote or other votes not cast) will have no impact on the vote. The proposal to increase the authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the votes entitled to be cast at the meeting. Any shares not voted (by abstention, broker non-vote or other votes not cast) will have the effect of a negative vote.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of ownership and changes in ownership of shares of the Company's stock with the S.E.C. Directors and officers are required by S.E.C. regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from January 1 through December 31, 1998, its directors and officers complied with all applicable filing requirements.

                              INDEPENDENT AUDITORS

      The Board of Directors of Coastal has designated Deloitte & Touche LLP to audit the books and accounts of the Company for the year ending December 31, 1999. Deloitte & Touche LLP have been auditors for the Company since 1957. It is anticipated that representatives of such firm will be present at the Annual Meeting for the purpose of making a statement, should they desire, and responding to appropriate stockholder questions.

                              STOCKHOLDER PROPOSALS

      Stockholders who desire to submit proposals to the Company for consideration for inclusion in the Company's Proxy Statement and form of proxy for the 2000 Annual Meeting of Stockholders of Coastal must submit such proposals to the Secretary of the Company by November 26, 1999.

                                  OTHER MATTERS

      Management does not intend to present any business at the Annual Meeting other than as set forth in the Notice of Annual Meeting and knows of no other business to be presented for action at the Meeting. If, however, any other business should properly come before the Annual Meeting or any adjournments thereof, it is intended that all proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                     AVAILABILITY OF FORM 10-K ANNUAL REPORT

      Copies of Coastal's Annual Report to Stockholders or its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to Mr. Austin M. O'Toole, Senior Vice President and Secretary, The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995.

PROXY
                             THE COASTAL CORPORATION
  Proxy solicited by the Board of Directors for the May 6, 1999 Annual Meeting

The undersigned hereby appoints O. S. WYATT, JR., HAROLD BURROW and DAVID A. ARLEDGE, and each of them, proxies, with power of substitution, to vote all stock owned by the undersigned of THE COASTAL CORPORATION at the Annual Meeting of its Stockholders to be held on May 6, 1999, and at any and all adjournments thereof, hereby revoking any proxy heretofore given.

                                        Please sign, date and return your Proxy
                                        promptly in the enclosed envelope. Sign
                                        exactly as name(s) appear(s) hereon.
                                        Joint owners should each sign. When
                                        signing in a fiduciary capacity, please
                                        give full title.

                                                  -----------------------------
                                                               Date
                                   --------------------------------------------
                                                       Signature(s)

                          - CONTINUED ON REVERSE SIDE -
-------------------------------------------------------------------------------
                  PLEASE DETACH, SIGN, DATE AND MAIL YOUR PROXY


                             YOUR VOTE IS IMPORTANT

              TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE
               ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE
                OF A SECOND MAILING, WOULD YOU PLEASE RETURN YOUR
                  PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      PROXY

This Proxy will be voted as directed, but if not otherwise directed, it will be voted FOR all nominees named below and FOR Proposal 2. The class of stock voted by this proxy is shown on the reverse side, and the shares will be voted (Common Stock and Preferred Stock - one vote per share, and Class A Common Stock - one hundred votes per share) as follows:

Directors  (1) Elect three Class I directors to terms of office expiring at the
Recommend      2002 Annual Meeting of Stockholders as follows:

               Election of one director by holders of Common and Preferred Stock voting together as a class:

                                  Harold Burrow

               Election of two directors by holders of Common, Class A Common and Preferred Stock voting together as a class:

                      John M. Bissell and Jerome S. Katzin

FOR -          FOR [ ] all persons named above      WITHHOLD [ ] authority to
               except, authority withheld as to     vote for all persons named
               the following person(s), if any.     above.

               ---------------------------------

FOR -      (2) FOR [ ]  AGAINST [ ]  ABSTAIN [ ] proposal to increase the authorized shares of Common
                                                 Stock

           (3) In their discretion on such other matters as may properly come before the meeting.
------------------------------------------------------------------------------
          PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR PROXY


                             YOUR VOTE IS IMPORTANT

              TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE
               ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE
                OF A SECOND MAILING, WOULD YOU PLEASE RETURN YOUR
                  PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             THE COASTAL CORPORATION
             Voting Instructions for the May 6, 1999 Annual Meeting

The undersigned hereby instructs Chase Bank of Texas, N. A., the Plan Trustee of the securities identified below, to vote all stock beneficially owned by the undersigned in such plan of THE COASTAL CORPORATION at the Annual Meeting of Stockholders to be held on May 6, 1999, and at any and all adjournments thereof, hereby revoking any instructions heretofore given.

                                Please sign, date and return your INSTRUCTIONS promptly in the enclosed envelope. Sign exactly as name appears hereon. When signing in a fiduciary capacity, please give full title.

                                                  -----------------------------
                                                               Date
                                   --------------------------------------------
                                                       Signature(s)

                          - CONTINUED ON REVERSE SIDE -
-------------------------------------------------------------------------------
              PLEASE DETACH, SIGN, DATE AND MAIL YOUR INSTRUCTIONS


                         YOUR INSTRUCTIONS ARE IMPORTANT

              To secure the largest possible representation at the
               Annual Meeting of Stockholders and save the expense
                of a second mailing, would you please return your
              Instructions promptly in the enclosed envelope which
               requires no postage if mailed in the United States.

These INSTRUCTIONS will be followed as directed, but if not otherwise directed, the shares will be voted FOR all nominees named below and FOR Proposal 2.

Directors  (1) Elect three Class I directors to terms of office expiring at the
Recommend      2002 Annual Meeting of Stockholders as follows:

               Election of one director by holders of Common and Preferred Stock voting together as a class:

                                  Harold Burrow

               Election of two directors by holders of Common, Class A Common and Preferred Stock voting together as a class:

                      John M. Bissell and Jerome S. Katzin

FOR -          FOR [ ] all persons named above      WITHHOLD [ ] authority to
               except, authority withheld as to     vote for all persons named
               the following person(s), if any.     above.

               ---------------------------------

FOR -      (2) FOR [ ]  AGAINST [ ]  ABSTAIN [ ] proposal to increase the authorized shares of Common
                                                 Stock

           (3) In their discretion on such other matters as may properly come before the meeting.

------------------------------------------------------------------------------

      PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR INSTRUCTIONS


                         YOUR INSTRUCTIONS ARE IMPORTANT

              To secure the largest possible representation at the
               Annual Meeting of Stockholders and save the expense
                of a second mailing, would you please return your
              Instructions promptly in the enclosed envelope which
               requires no postage if mailed in the United States.